UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 16, 2012

BLYTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13026 (Commission File Number)	36-2984916 (IRS Employer Identification No.)

One East Weaver Street, Greenwich, Connecticut 06831
(Address of Principal Executive Offices)      (Zip Code)

Registrant’s Telephone Number, including Area Code (203) 661-1926

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)           The Company held its Annual Meeting on May 16, 2012.

(b)           Of the 8,569,187 shares of common stock issued and outstanding as of the record date, 6,622,199 shares of common stock (approximately77.3%) were present or represented by proxy at the Annual Meeting.  The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

Proposal 1: Election of Directors

Name	For	Withheld
Jane A. Dietze	6,197,542	27,586
Pamela M. Goergen	6,193,809	31,319
Robert B. Goergen	6,188,398	36,730
Neal I. Goldman	6,179,208	45,920
Brett M. Johnson	6,197,592	27,536
Ilan Kaufthal	6,177,630	47,498
James M. McTaggart	6,182,964	42,164
Howard E. Rose	6,172,889	52,239

Proposal 2: Advisory Vote on Executive Compensation

The stockholders voted in favor of the compensation of the Company's named executive officers as disclosed in the proxy statement for the 2012 Annual Meeting of Stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,909,058	283,344	32,726	397,071

Proposal 3: Ratification of the Appointment of Independent Auditors

The stockholders voted to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012.

Votes For	Votes Against	Abstentions
6,544,532	75,773	1,894

Item 7.01.                      Regulation FD Disclosure.

At the Annual Meeting on May 16, 2012, the Company commented on, among other topics, (i) self-consumption of products by independent sales representatives, (ii) inventory in the field and (iii) the commission structure for independent sales representatives.  The Company noted that sales of products and services to the independent sales force are a critical part of building knowledge, creating valuable testimonials and supporting belief in a company’s product line, and, therefore, self-consumption sales are an important part of direct selling companies’ revenue.  The Company noted that in PartyLite’s and ViSalus’s sales models, those companies hold the inventory and ship product to consumers after the sales representative places an order, as opposed to the buy/re-sell sales model that is also common in the direct selling industry.  The Company also noted that multi-level compensation programs frequently used in direct selling models offer a potentially compelling income opportunity to independent sales representatives interested in building their own sales teams and  earning more commissions as they are able to sell to a broad base of customers.  The Company noted that it is incumbent upon companies to ensure that appropriate incentives for recruiting are in place and that the goal of providing desirable, high quality products to consumers is the top objective of the organization and its sales force, as it is for ViSalus, PartyLite and Blyth.  During the course of the question and answer period, in response to a question on the ratio of sales made by ViSalus to its promoters and customers, the Company answered that more than half of ViSalus’s commissionable sales are made to its customers and that ViSalus’s customer-to-promoter ratio is in excess of five-to-one.

Item 8.01.                      Other Events.

On May 16, 2012, the Board of Directors approved a two-for-one split of the Company’s common stock, par value $0.02 per share, to be effected in the form of a stock dividend.  On June 15, 2012, each shareholder will receive one additional share of common stock for each share of common stock held of record at the close of business (EST) on June 1, 2012.  Upon completion of the stock split, the number of outstanding shares of the Company’s common stock will double to approximately 17.2 million shares.  A copy of the press release announcing the stock split is attached hereto as Exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

99.1           Press Release dated May 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: May 16, 2012	By: /s/ Michael S. Novins__________
Name: Michael S. Novins Title: Vice President and General Counsel